Exhibit 99.1

News Release	Corporate Communications MN01-1030 5050 Lincoln Drive Edina, MN 55436	Phone: 952-351-3087 Fax: 952-351-3009

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve wold@atk.com

ATK REPORTS FY05 EARNINGS PER SHARE OF $4.03

SALES EXCEED GUIDANCE, INCREASING 18 PERCENT
TO $2.8 BILLION; ORGANIC SALES RISE 9 PERCENT

ORDERS CLIMB TO $2.9 BILLION ON
STRONG BOOKINGS IN ALL BUSINESSES

FREE CASH FLOW TOPS GUIDANCE

ATK CONFIRMS FY06 EPS, SALES, AND CASH GUIDANCE

Summary – ATK reported outstanding performance in FY05, with earnings per share, sales, and free cash flow exceeding guidance.  Earnings per share were $4.03, which included not previously forecasted state tax benefits of 15 cents and legal settlement costs of 12 cents in the fourth quarter.  Sales rose 18 percent to $2.8 billion, with organic sales accounting for half of the growth.  Orders reached a record level for the third year in a row, rising to $2.9 billion, while free cash flow exceeded expectations at $133 million.   ATK is confirming guidance for FY06 earnings per share, sales, and cash. – End Summary.

-more-

Minneapolis, May 5, 2005 – Alliant Techsystems (NYSE:  ATK) today reported earnings per share for fiscal year 2005 of $4.03, exceeding the company’s guidance range of $3.95 to $4.00.  Earnings for the year included not previously forecasted state tax benefits of 15 cents per share and legal settlement costs of 12 cents per share in the fourth quarter.

Last year’s earnings per share were $4.14, which included a lower tax rate and gains from a benefit plan curtailment and a contract rate settlement.  The variance also reflects higher pension and restructuring expenses in the current year.

Earnings per share in the fourth quarter of FY05 were $1.26 versus $1.31 in the same period a year ago.  The current quarter included the previously mentioned tax benefits and legal settlement costs.  Last year’s fourth quarter benefited from a lower tax rate.

Sales for fiscal year 2005, which ended March 31, increased 18 percent to $2.80 billion from $2.37 billion a year ago.  Organic sales rose 9 percent on revenue growth in a number of programs across the company, including Minuteman III strategic missile, small-caliber ammunition, precision weapons, space structures, missile warning systems, and military flares and decoys.  New revenues from the acquisitions of ATK GASL and ATK Mission Research in FY04 and the PSI Group in FY05 also contributed to the overall increase.

Other FY05 performance highlights:

•     Orders reached a record level for the third year in a row, rising to $2.9 billion on strong bookings across all business groups.  Small-caliber ammunition, Minuteman III strategic missile, the Precision Guided Mortar Munition, and technology programs under ATK Mission Research accounted for a major portion of the growth.  International orders also contributed to the increase, rising 35 percent to a record $279 million on strong demand for core munitions, gun systems, and missile warning systems.

•     Contracted backlog, which represents the estimated value of contracts for which ATK is authorized to incur costs but for which revenue has not yet been recognized, was $3.7 billion at the end of the year.  Total backlog, which includes contracted backlog plus the value of unexercised options, was $5.0 billion.

•     Free cash flow (cash provided by operating activities less capital expenditures) in FY05 exceeded expectations, totaling $133 million versus $122 million a year ago.  During the fourth quarter, the company generated free cash flow of $76 million, driven by a $40 million reduction in working capital employed, offset partially by an accelerated $25 million pension plan contribution.  (See free cash flow reconciliation table at the end of this news release).

•     During FY05, ATK repurchased just over one million shares of its common stock for $75 million and made debt prepayments of approximately $130 million – actions that will generate long-term value to shareholders and increase the company’s strategic flexibility.  To date in FY06, the company has made additional share repurchases totaling $25 million.

•     The EBIT margin (earnings before interest and income taxes as a percent of sales) was 10.2 percent versus 11.7 percent a year ago, primarily reflecting higher pension expense, restructuring charges, and legal settlement costs in FY05, as well as the absence of FY04 benefits from a curtailment gain and contract rate settlements.  Excluding these items, the EBIT margin rate for FY05 was 11.9 percent, compared with 11.9 percent last year.  (See EBIT margin reconciliation table at the end of this news release.)

Operations Review

ATK Thiokol FY05 sales rose to $845 million from $799 million a year ago, representing an organic growth rate of 6 percent, driven by higher volume from the Minuteman III strategic missile program and increased sales of military flares and decoys.

The ATK Advanced Propulsion and Space Systems Group reported FY05 sales of $393 million versus $271 million last year, with organic sales rising 19 percent on higher revenues from missile defense and space structures programs.  The group’s sales also include $68 million in new revenues from the acquisitions of ATK GASL and the PSI Group.

Sales from the ATK Precision Systems Group in FY05 rose to $518 million from $483 million a year ago for an organic sales increase of 7 percent.  The growth reflects higher volume from precision weapons and sensors and missile warning systems.

Sales from the ATK Ammunition Group in FY05 were $889 million versus $806 million last year, representing a 10-percent organic growth rate.  Higher sales of military small-caliber ammunition and law enforcement ammunition were the primary factors in the increase.

(ATK Gun Systems, formerly a business within the ATK Precision Systems Group, was transferred to the ATK Ammunition Group.  All segment data is presented as if the transfer had occurred April 1, 2003.  ATK Gun Systems had revenue of approximately $45 million in FY05 and approximately $40 million in FY04.)

Recent business highlights include:

•     A $23 million contract for work on dual-mode seeker technologies, including a semi-active laser, for the Mid-Range Munition, a precision-guided 120mm projectile designed to defeat enemy targets at line-of-sight and beyond line-of-sight ranges.

•     Contracts worth approximately $23 million to equip additional fixed-wing and rotary-wing aircraft with the AN/AAR-47 missile warning system.

•     Orders worth $54 million to continue production of training ammunition used by the U.S. Army’s M1A1/A2 Abrams main battle tank and to continue to provide logistics support for the ammunition.

•     A $40 million contract for Bushmaster III dual-feed chain guns® to be mounted on the Netherlands CV90 Infantry Fighting Vehicle.

•     A $20 million contract to continue production of rocket motors for the Tube-launched, Optically-tracked, Wire-guided (TOW) anti-tank missile.

•     Production of 1.2 billion rounds of small-caliber ammunition in FY05 – up from 350 million rounds in FY01 – at the Lake City Army Ammunition Plant in Independence, Mo., which is operated by ATK.

•     A successful test of a full-scale Reusable Solid Rocket Motor in support of return to flight for NASA’s Space Shuttle.

•     A successful launch of a Japanese H-IIA vehicle and a Titan IVB vehicle supported by ATK rocket motors and composite technologies.

Financial Guidance

ATK is confirming its guidance range for FY06 earnings per share of between $4.35 and $4.50.  The forecast includes an increase in pension expense of approximately $17 million or 30 cents per share and costs for moving fuze manufacturing operations of approximately $5 million or 11 cents per share.

Guidance for FY06 sales remains in excess of $3.0 billion, driven entirely by organic growth of between 7 percent and 8 percent.  The company continues to expect free cash flow to be in excess of $150 million – approximately equal to net income.  (See free cash flow reconciliation table at the end of this news release.)

ATK is a $3.0 billion advanced weapon and space systems company employing approximately 14,000 people in 23 states.  News and information can be found on the Internet at www.atk.com.

Certain information discussed in this press release regarding guidance for FY06, including but not limited to anticipated costs for manufacturing operations relocation and FY06 pension expense, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Although ATK believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected.  Among these factors are:  unforeseen delays in NASA’s Space Shuttle program, changes in governmental spending, risks inherent in the development and manufacture of advanced technology, budgetary policies, product sourcing strategies, economic conditions, equity and corporate bond market returns, the availability of capital market financing, the company’s competitive environment, the timing of awards and contracts, the outcome of contingencies, including litigation and environmental remediation, program performance, program terminations, changes to accounting standards, changes in cost estimates related to relocation of facilities, and financial performance projections.  ATK undertakes no obligation to update any forward-looking statements.  For further information on factors that could impact ATK, and statements contained herein, reference should be made to ATK’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

Free cash flow is defined as cash provided by operating activities less capital expenditures.  ATK management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchase, and acquisitions after making the capital investments required to support ongoing business operations.  ATK management uses free cash flow internally to assess both business performance and overall liquidity.

	Quarter Ended	Years Ended		Projected
	March 31, 2005	March 31, 2005	March 31, 2004	March 31, 2006
Cash provided by operating activities	$102,478	$196,055	$180,885	$	> 220,000
Capital expenditures	(26,067)	(62,600)	(58,754)	< (70,000)
Free cash flow	$76,411	$133,455	$122,131	$	> 150,000

EBIT Margin

The EBIT margin excluding the effect of restructuring charges, a curtailment gain, a rate settlement, legal settlement costs, and pension expense is a non-GAAP financial measure that ATK defines as income before interest and income taxes excluding the effect of restructuring charges, a curtailment gain, a rate settlement, legal settlement costs, and pension expense as a percent of sales.  ATK management is presenting this measure so that a reader may compare EBIT margin excluding these items. ATK’s definition may differ from that used by other companies.

	Years Ended
	March 31, 2005	March 31, 2004
Income before interest and income taxes	$284,992	$277,063
Restructuring charges	11,900	8,000
Curtailment gain		(8,300)
Rate settlement		(7,000)
Legal settlement costs	7,000
Pension expense	30,883	11,434
Income before interest and income taxes excluding the effect of restructuring charges, a curtailment gain, a rate settlement, legal settlement costs, and pension expense	334,775	281,197
Sales	2,801,956	2,366,193
Income before interest and income taxes excluding the effect of restructuring charges, a curtailment gain, a rate settlement, legal settlement costs, and pension expense as a percent of sales	11.9%	11.9%

Webcast Information:  ATK will webcast its investor conference call on FY05 results and the financial outlook at 10:00 a.m. Eastern Time today.  The live audio webcast will be available on the Investor Relations page of ATK’s web site at www.atk.com.  Information about downloading free Windows Media Player software, which is required to access the webcast, is available on the website.  For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call.  The telephone number is 719-457-0820, and the confirmation code is 1447735.

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ALLIANT TECHSYSTEMS INC.

CONSOLIDATED INCOME STATEMENTS

	QUARTERS ENDED		YEARS ENDED
	March 31,	March 31,	March 31,	March 31,
(In thousands except per share data)	2005	2004	2005	2004

Sales	$800,018	$676,687	$2,801,956	$2,366,193
Cost of sales	640,042	550,560	2,270,754	1,875,656
Gross profit	159,976	126,127	531,202	490,537
Operating expenses:
Research and development	14,244	6,747	37,929	28,936
Selling	20,514	20,839	71,112	67,204
General and administrative	41,914	29,621	137,169	117,334
Total operating expenses	76,672	57,207	246,210	213,474
Income before interest, income taxes, and minority interest	83,304	68,920	284,992	277,063
Interest expense	(17,358)	(15,847)	(65,382)	(60,327)
Interest income	285	580	930	1,060
Income before income taxes and minority interest	66,231	53,653	220,540	217,796
Income tax provision	17,808	2,709	66,549	55,041
Income before minority interest	48,423	50,944	153,991	162,755
Minority interest, net of income taxes	203	47	451	450
Net income	$48,220	$50,897	$153,540	$162,305

Earnings per share:
Basic	$1.28	$1.34	$4.09	$4.22
Diluted	1.26	1.31	4.03	4.14

Average number of common shares	37,577	38,022	37,576	38,447
Average number of common and dilutive shares	38,186	38,792	38,145	39,176

ALLIANT TECHSYSTEMS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except share data)	March 31, 2005	March 31, 2004
Assets
Current assets:
Cash and cash equivalents	$12,772	$24,306
Net receivables	640,120	528,848
Net inventory	113,774	134,676
Deferred income tax asset	30,754	53,105
Other current assets	37,987	32,165
Total current assets	835,407	773,100
Net property, plant, and equipment	456,018	465,786
Goodwill	1,154,406	1,063,711
Prepaid and intangible pension assets	362,158	331,860
Deferred income tax asset		38,940
Deferred charges and other non-current assets	211,241	127,347
Total assets	$3,019,230	$2,800,744
Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdrafts	$6,092
Current portion of long-term debt	2,692	$4,000
Accounts payable	147,076	110,356
Contract advances and allowances	31,717	46,221
Accrued compensation	107,509	117,333
Accrued income taxes		10,278
Other accrued liabilities	138,355	107,618
Total current liabilities	433,441	395,806
Long-term debt	1,131,353	1,080,294
Deferred income tax liability	8,279
Post-retirement and post-employment benefits liability	209,893	218,755
Minimum pension liability	409,042	401,314
Other long-term liabilities	140,863	140,375
Total liabilities	2,332,871	2,236,544
Commitments and contingencies
Common stock - $.01 par value
Authorized - 90,000,000 shares
Issued and outstanding 37,248,241 shares at March 31, 2005 and 37,439,972 at March 31, 2004	416	416
Additional paid-in-capital	449,883	468,044
Retained earnings	774,639	621,099
Unearned compensation	(1,674)	(1,015)
Accumulated other comprehensive income	(259,590)	(263,687)
Common stock in treasury, at cost, 4,308,857 shares held at March 31, 2005 and 4,117,126 at March 31, 2004	(277,315)	(260,657)
Total stockholders’ equity	686,359	564,200
Total liabilities and stockholders’ equity	$3,019,230	$2,800,744

ALLIANT TECHSYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED
(In thousands)	March 31, 2005	March 31, 2004
Operating activities
Net income	$153,540	$162,305
Adjustments to net income to arrive at cash provided by operating activities:
Depreciation	71,138	63,923
Amortization of intangible assets and unearned compensation	13,187	5,995
Deferred income tax	48,932	46,512
Loss on disposal of property	3,928	1,229
Minority interest, net of income taxes	451	450
Changes in assets and liabilities:
Net receivables	(93,567)	(44,314)
Net inventory	26,302	20,783
Accounts payable	33,364	21,224
Contract advances and allowances	(15,961)	(3,794)
Accrued compensation	(12,930)	14,148
Accrued income taxes	1,435	(8,747)
Accrued environmental	(952)	(2,152)
Pension and post-retirement benefits	(40,048)	(74,496)
Other assets and liabilities	7,236	(22,181)
Cash provided by operating activities	196,055	180,885
Investing activities
Capital expenditures	(62,600)	(58,754)
Acquisition of businesses	(164,198)	(258,312)
Proceeds from sale of property, plant, and equipment	948	1,650
Cash used for investing activities	(225,850)	(315,416)
Financing activities
Change in cash overdrafts	6,092	(19,286)
Payments made on bank debt	(133,447)	(27,601)
Payments made to extinguish debt		(397,586)
Proceeds from issuance of long-term debt	200,000	680,000
Payments made for debt issue costs	(6,336)	(10,814)
Net purchase of treasury shares	(76,106)	(77,792)
Proceeds from employee stock compensation plans	28,058	11,916
Cash provided by financing activities	18,261	158,837
(Decrease) increase in cash and cash equivalents	(11,534)	24,306
Cash and cash equivalents - beginning of period	24,306	—
Cash and cash equivalents - end of period	$12,772	$24,306